Exhibit 99.1
Contact:

Michael Grossi Comverse, Inc. michael.grossi@comverse.com +1-781-224-8030	Aashish Washikar Tech Mahindra Ltd. Aashish.washikar@techmahindra.com +91 40 30675493

Comverse and Tech Mahindra Sign Global Strategic Relationship

WAKEFIELD, Mass. and TEL AVIV, Israel, April 15, 2015 - Comverse (NASDAQ: CNSI) and Tech Mahindra announced today they have reached an agreement in principle on a strategic relationship, whereby Comverse will accelerate its transformation as a global innovator in digital services by leveraging Tech Mahindra’s expertise and scale in development and delivery of digital offerings. As part of this initiative, employees from certain functions within Comverse’s Digital Services business unit are anticipated to join Tech Mahindra. Tech Mahindra is a specialist in digital transformation, consulting and business re-engineering, particularly in the global technology industry.

Tech Mahindra will complement Comverse’s R&D and engineering operations through innovation in product development techniques and just-in-time capability reinforcement. Tech Mahindra will bring its experience in developing and creating a start-up ecosystem that has helped launch path-breaking solutions for the connected world. The company will also enable global exposure and long-term career opportunities for the employees coming onboard from Comverse.

This relationship gives Comverse access to a flexible operating model to respond more quickly to changes in market demands and brings an influx of skills to expand Comverse’s delivery of innovative products for its customers.

“With this initiative, Comverse will significantly improve its ability to focus on its prime areas of growth and innovation,” said Philippe Tartavull, President and Chief Executive Officer, Comverse. “Our objective is to build a strong foundation through a transformed and more competitive Comverse, for our customers, our employees and shareholders going forward. We are excited to work with Tech Mahindra and take the relationship to the next level.”

“The onboarding of Comverse’s expertise will help Tech Mahindra significantly, as we are one of the comprehensive integrators of technology services to communications service providers. This move will help us augment our investments in startup ecosystems, research and development, and network services. I take this opportunity to welcome members of the Comverse workforce into the $16.5 billion Mahindra Group,” said CP Gurnani, MD & CEO, Tech Mahindra.

The majority of the employees who will come onboard with Tech Mahindra as part of this initiative are based in Israel, the United States and several countries in APAC and EMEA. Comverse is in the process of engaging with employee representatives on its plans in accordance with country-specific legal obligations. The program is expected to be implemented starting June 1, 2015.

About Tech Mahindra
Tech Mahindra is a specialist in digital transformation, consulting and business re-engineering solutions. We are a USD 3.5 billion company with 98,000+ professionals across 51 countries. We provide services to 674 global customers including Fortune 500 companies. Our innovative platforms and reusable assets connect across a number of technologies to deliver tangible business value to all our stakeholders. Tech Mahindra is also amongst the Fab 50 companies in Asia as per the Forbes 2014 List.

We are part of the USD 16.5 billion Mahindra Group that employs more than 200,000 people in over 100 countries. Mahindra operates in the key industries that drive economic growth, enjoying a leadership position in tractors, utility vehicles, information technology, financial services  and vacation ownership.
Connect with us on www.techmahindra.com

About Comverse
Comverse provides true carrier-grade cloud-based and in-network monetization and revenue management software solutions that help global carriers and growing enterprises profitably enable the way people obtain and share digital experiences, today and tomorrow. We support digital lifestyles through a suite of proven and flexible solutions that includes managed BSS and Policy, Enterprise and Cloud Billing, and Digital Services, all guided by an experienced Managed Services offering, that ensure our customers gain competitive advantage. Comverse’s customer base spans more than 125 countries with solutions successfully delivered to over 450 communication service providers and enterprises serving more than two billion subscribers. For more information, visit www.comverse.com.

Forward-Looking Statements
This press release includes “forward-looking statements,” including statements regarding Comverse’s transformation as a global innovator in digital services, Comverse employees joining Tech Mahindra, anticipated benefits of Comverse’s relationship with Tech Mahindra, objectives, growth, innovation, opportunities, compliance with legal obligations, and anticipated timing. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties relate to (among other factors) the effect of restructuring initiatives on Comverse’s business; exposure to additional risks as a result of outsourcing, such as loss of control over outsourced operations and increased exposure to security breaches; risks associated with foreign operations; satisfaction and performance of the terms and conditions of the parties’ agreement; changed conditions affecting current estimates; inability of the parties’ relationship to achieve anticipated results; disadvantages to Comverse employees, including reductions in workforce; dependence by Comverse on Tech Mahindra; delays or impediments to implementation of the parties’ arrangement; economic, industrial and competitive conditions; compliance with applicable laws and regulations; lack of market acceptance of Digital Services offerings; and additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in Comverse's most recent Annual Report on Form 10-K, or in subsequently filed periodic, current or other reports filed with the U.S. Securities and Exchange Commission. Comverse undertakes no commitment to update or revise any forward-looking statements except as required by law.